Exhibit 1.1

PLUG POWER INC.

46,500,000 Shares of COMMON STOCK, PAR VALUE $0.01 PER SHARE

Warrants to Purchase 185,430,464 Shares of Common Stock

AND

Pre-funded Warrants to Purchase 138,930,464 Shares of Common Stock

UNDERWRITING AGREEMENT

March 19, 2025

Oppenheimer & Co. Inc.

As representative of the several underwriters

named in Schedule I hereto

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Ladies and Gentlemen:

Plug Power Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Oppenheimer & Co. Inc. (“Oppenheimer” or the “Representative”) is acting as representative, (i) 46,500,000 shares of its common stock, par value $0.01 per share (the “Shares”), (ii) warrants to purchase 185,430,464 shares of Common Stock at an exercise price of $2.00 per share (the “Common Warrants”) and (iii) pre-funded warrants to purchase 138,930,464 shares of Common Stock at an exercise price of $0.001 per share (the “Pre-funded Warrants” and, together with the Common Warrants, the “Warrants”).

The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are hereinafter referred to as the “Securities”. The Securities in the transaction will be sold as (i) one Share and one accompanying Common Warrant to purchase one Warrant Share or (ii) one Pre-Funded Warrant to purchase one Warrant Share and one accompanying Common Warrant to purchase one Warrant Share. The respective amounts of the Shares, Pre-Funded Warrants and Common Warrants to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto.

The Shares and Common Warrants will be issued separately but will be purchased together in this offering and each shall be immediately separable and severally transferable upon issuance. The Pre-Funded Warrants and Common Warrants will be issued separately but will be purchased together in this offering and each shall be immediately separable and severally transferable upon issuance.

The terms of the Warrants shall be substantially similar to the Form of Warrant attached as Exhibit B hereto. The terms of the Pre-Funded Warrants shall be substantially similar to the Form of Warrant attached as Exhibit C hereto. To the extent there are no additional Underwriters listed on Schedule I other than Oppenheimer, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter. The shares of common stock, par value $0.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-265488), including a base prospectus dated June 8, 2022 (the “Base Prospectus”), covering the offering and sale of certain securities (the “Shelf Securities”), including the Shares, the Warrants and the Warrant Shares, which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time it most recently became effective in connection with the offering of the Securities of effectiveness pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities, dated June 8, 2022, in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Base Prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.              Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            The Company is a “well-known seasoned issuer” (as defined in Rule 405) and meets the requirements for use of Form S-3 under the Securities Act.

(b)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(c)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement complied and the Prospectus, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of sale of the Shares and accompanying Warrants in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(d)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed pursuant to Rule 433(d) under the Securities Act complies in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(e)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(f)             Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Each of the Company’s subsidiaries that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act) is set forth in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

(g)            The Company has the power and authority to enter this Agreement and the Warrants and to authorize, issue and sell the Shares and the Warrants as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Warrants have been duly authorized and, when executed and delivered by the Company in accordance with this Agreement, will constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(h)            The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)             The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and have been issued in compliance with all applicable securities laws.

(j)             The Shares have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights. All necessary corporate action has been duly and validly taken by the Company to authorize the issuance and delivery of the Warrant Shares by the Company. The Warrant Shares, when issued, paid for and delivered upon due exercise of the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive or similar rights. The Securities, when issued, will conform in all material respects to the descriptions thereof set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Warrants will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any material judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Warrants, except (i) such as have been obtained or made under the Securities Act, (ii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, (iii) such as may be required by Nasdaq Stock Market, or (iv) such consents, approvals, authorizations, filings or orders that will be obtained or completed on or prior to the Closing Date or the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or its subsidiaries, taken as a whole.

(l)             There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus provided to prospective purchasers of the Shares and accompanying Warrants.

(m)            To the Company’s knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(n)            [Reserved].

(o)            To the Company’s knowledge, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are not aware of any existing liabilities concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries. To the knowledge of the Company, no property which is or has been owned, leased, used, operated or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), or otherwise designated as a contaminated sit under applicable state or local law.

(p)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)            The Company is not, and after giving effect to the offering and sale of the Shares and accompanying Warrants and the application of the proceeds thereof as described in the Time of Sale Prospectus and Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r)             (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or of any of its subsidiaries, has while acting on behalf of the Company or its subsidiaries taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and any other applicable anti-corruption laws (collectively, the “Anti-Corruption Laws”), and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and (iii) neither the Company nor its subsidiaries will use or lend, contribute or otherwise make available, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws.

(s)            The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, rules and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”), and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t)             (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)             the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)              located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii)           The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)              to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions;

(B)              to fund or facilitate any money laundering or terrorist financing activities; or

(C)              in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)           For the past ten years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(u)            The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a material adverse effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles in the United States (“U.S. GAAP”) have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect.

(v)            The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby, except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(w)            The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as previously disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x)            The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y)            The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a material adverse effect.

(z)            The Company and its subsidiaries have legal and valid title to all personal property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned by them that is material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a material adverse effect. The real property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(aa)          The Company and each of its subsidiaries owns or possesses or has valid right to use all material patents, patent applications, trademark service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others, except where such action, use, license or fee is not reasonably likely to result in a material adverse effect. Neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(bb)          The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as, in the Company’s reasonable judgment, is adequate for the conduct of its business and the value of its properties and as is customary for similarly sized companies engaged in similar businesses in similar industries.

(cc)          No labor dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that is reasonably likely to result in a material adverse effect.

(dd)          No supplier, customer, distributor or sales agent of the Company has notified the Company that it intends to discontinue or decrease the rate of business transacted with Company, except where such decrease is not reasonably likely to result in a material adverse effect.

(ee)          Since the respective dates as of which information is given (including by incorporation by reference) in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the capital stock of the Company due to the issuance of shares under the Company’s at-the-market program and the issuance of shares of Common Stock upon the exercise of outstanding options or warrants or the conversion of outstanding convertible notes or convertible debentures, or the issuance of stock or restricted stock awards or the vesting of restricted stock units or restricted shares of common stock under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (d) except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been the occurrence of any material adverse effect.

(ff)           Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(gg)          The operations of the Company and its subsidiaries are being conducted in material compliance with applicable employment laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Employee Benefit Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(hh)          The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus, in each case at the time such “forward-looking statement” was made.

(ii)              All statistical or market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required, other than such consents the failure of which to obtain is not reasonably likely to result in a material adverse effect.

(jj)            The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and accompanying Warrants.

(kk)          There are no securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ll)            All descriptions of the Company’s franchise agreements, leases, contracts, or other agreements or documents contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurate and complete descriptions of such documents in all material respects. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no material franchise agreement, lease or contract, or other material agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice of and the Company does not have knowledge of any such pending or threatened suspension or termination.

(mm)        The exercise price of each option issued under the Company’s stock option or other employee benefit plans has been no less than the fair market value of a share of Common Stock as determined on the date of grant of such option. All grants of options were validly issued and properly approved by the board of directors of the Company (or a duly authorized committee thereof) in material compliance with all applicable laws and regulations and recorded in the Company’s financial statements in accordance with U.S. GAAP and, to the Company’s knowledge, no such grants involved “back dating,” “forward dating” or similar practice with respect to the effective date of grant.

(nn)          (i) The Company and each of its subsidiaries have complied and are presently in compliance, in each case in all material respects, with all privacy policies, contractual obligations and laws, statutes, judgments, orders, rules and regulations of any court or other governmental or regulatory authority applicable to the Company and its subsidiaries, in each case, relating to the collection, use, transfer, processing, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) the Company and its subsidiaries have not received any notification of or complaint regarding and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation in any material respect; and (iii) to the Company’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body alleging non-compliance by the Company or any of its subsidiaries with any Data Security Obligation.

(oo)          The Company and each of its subsidiaries have taken all commercially reasonable measures necessary to protect Data and the information technology systems used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained and implemented, information technology, information security, cyber security and data protection controls, policies and procedures reasonably designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement or misappropriation, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”), except in each case to the extent that the failure to do so would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, there has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

2.              Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of (i) Shares, (ii) Pre-Funded Warrants and (iii) accompanying Common Warrants set forth in Schedule I hereto opposite its name. The combined purchase price will be (x) $1.4558 for one Share and one Common Warrant and (y) $1.4448 for one Pre-Funded Warrant and one Common Warrant.

3.              Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares, Pre-Funded Warrants and accompanying Common Warrants as soon after the Registration Statement and this Agreement have become effective as in the Underwriters judgment is advisable. The Company is further advised by you that the Shares, Pre-Funded Warrants and accompanying Common Warrants are to be offered to the public initially at (x) a combined purchase price for one Share and one Common Warrant of $1.51 and (y) a combined purchase price for one Pre-Funded Warrant and one Common Warrant of $1.509 (together, the “Public Offering Price”).

4.              Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of the Shares, Pre-Funded Warrants and accompanying Warrants for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 20, 2025, or at such other time on the same or such other date as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.” The Company and the Representative shall instruct purchaser of the Pre-Funded Warrants to make payment for the Pre-Funded Warrants and accompanying Common Warrants on the Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company at a purchase price of $1.509 per Pre-Funded Warrant and accompanying Common Warrant, in lieu of payment by the Underwriters for such Warrants, and the Company shall deliver the Warrants to such purchasers on such date in electronic form against such payment, in lieu of the Company’s obligation to deliver the Warrants to the Representative; provided that, the Underwriters shall withhold $0.0641325 per Pre-Funded Warrant and accompanying Common Warrant with respect to such Warrants as an offset against the payment owed by the Underwriters to the Company for such Securities.

5.              The Shares and accompanying Warrants shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Shares shall be delivered by or on behalf of the Company to the Representative through the facilities of the Depository Trust Company (“DTC”) for the account of such Representative.

6.              Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares and accompanying Warrants to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares and accompanying Warrants on the Closing Date are subject to the following conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, (i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission and (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus provided to the prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Goodwin Procter LLP, outside counsel for the Company, in form and substance satisfactory to you, dated the Closing Date. Such opinion and negative assurance letter shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)            The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Milbank LLP, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

(e)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f)            [Reserved].

(g)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h)            The Company shall submit, prior to the Closing Date, a Notification Form: Listing of Additional Shares with the NASDAQ Capital Market with respect to the Shares and Warrant Shares. The Company has taken no action to, or likely to have the effect of, delisting the Shares, nor has the Company received any notification that the Nasdaq Capital Market is contemplating terminating such listing.

(i)             The Underwriters shall have received on the Closing Date certificates for the Warrants, registered in the names of the investors and in such denominations as conveyed to the Company by the Representative on or after the date hereof.

7.              Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)            To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)            Without the prior consent of Oppenheimer, not to take any action that would result in Oppenheimer or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that Oppenheimer otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares and accompanying Warrants at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)             If, during such period after the first date of the public offering of the Shares and accompanying Warrants as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares and accompanying Warrnats may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation.

(h)            Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable, documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum; provided that such fees and disbursements do not exceed $10,000, (iv) the costs incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, if any, (v) all costs and expenses incident to listing the Shares and the Warrant Shares on the Nasdaq Capital Market, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, and expenses associated with the production of road show slides and graphics, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(i)             The Company also covenants with each of the Underwriters that, without the prior written consent of Oppenheimer on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the Securities to be sold hereunder, (b) the issuance by the Company of shares of Common Stock or such other securities upon the exercise or vesting or settlement of any option, warrant, restricted stock unit or restricted shares of common stock outstanding on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or upon the conversion, redemption, retirement or exchange of the 7.00% Convertible Senior Notes due 2026, the 3.75% Convertible Senior Notes due 2025, or the 6.00% Convertible Debenture due 2026 outstanding on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (c) the issuance of shares of Common Stock, options to acquire Common Stock, restricted stock units, restricted shares of common stock or other equity awards pursuant to the Company’s stock option plans or other employee compensation plans, including the issuance of shares of Common Stock to executive officers who elect to participate in the Company’s executive compensation program, as such plans or programs are in existence on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (d) the reacquisition or withholding of all or a portion of shares of Common Stock subject to a stock award to satisfy tax withholding obligations of the Company pursuant to the Company’s equity incentive plans or arrangements in existence on the date hereof and described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (e) issuances of shares of Common Stock as matching contributions under the Company’s 401(k) plan, (f) the filing of a registration statement on Form S-8 relating to any employee benefit plan or Form S-4 or amendments thereto, (g) the entry into an agreement providing for the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, (h) the entry into any agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement, (i) the filing of any registration statement or prospectus supplement pursuant to the Transaction Agreement, dated as of July 20, 2017, by and between the Company and Wal-Mart Stores, Inc., (j) the filing of any registration statement or prospectus supplement pursuant to each of the Transaction Agreement, dated as of April 4, 2017, by and between the Company and Amazon.com, Inc. and the Transaction Agreement, dated as of August 24, 2022, by and between the Company and Amazon.com, Inc., (k) the amendment, modification, termination or unwind of any Base Call Option Transaction or Additional Call Option Transaction, dated as of May 13, 2020 and May 13, 2020, respectively, between the Company and each of Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association, (l) any issuance or sale of shares pursuant to the At Market Issuance Sales Agreement, dated January 17, 2024, between the Company and B. Riley Securities, Inc., as amended, and (m) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (x) such plan does not provide for the transfer of Common Stock during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; provided that in the case of clauses (g) and (h), the aggregate number of shares of Common Stock that the Company may sell or issue or agree to sell or issue pursuant to clauses (g) and (h) shall not exceed 10% of the total number of shares of the Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided, further, that in the case of clauses (g) and (h), each recipient of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock shall (A) execute a lock-up agreement in the form of Exhibit A hereto or (B) enter into an agreement with the Company no less restrictive than the form of lock-up agreement set forth in Exhibit A hereto with respect to transactions described in clauses (1) and (2) in the preceding paragraph, in each case with respect to the remaining portion of the Restricted Period.

8.              Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9.              Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities or arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through you consists of the information described as such in paragraph (b) below.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto; it being understood and agreed upon that the only such information furnished by the Underwriters consists of the following information in the Prospectus furnished on behalf of the Underwriters: the names and corresponding principal amounts set forth in the table of Underwriters under the second paragraph of text under the caption “Underwriting” and the information contained under the captions “Underwriting—Stabilization” concerning stabilizing transactions by the Underwriters, “Underwriting—Passive Market Making” concerning passive market making transactions by the Underwriters and “Underwriting—Electronic Prospectus” concerning Prospectuses in electronic format that may be made available on websites by the Underwriters.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred, documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares and accompanying Warrants or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares and accompanying Warrants shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares and accompanying Warrants (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares and accompanying Warrants. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares and accompanying Warrants they have purchased hereunder, and not joint.

(e)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares and accompanying Warrants underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)             The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares and accompanying Warrants.

10.           Termination. Oppenheimer may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares and accompanying Warrants on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11.           Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares and accompanying Warrants that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares and accompanying Warrants which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares and accompanying Warrants to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares and accompanying Warrants set forth opposite their respective names in Schedule I bears to the aggregate number of Shares and accompanying Warrants set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares and accompanying Warrants which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares and accompanying Warrants that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares and accompanying Warrants without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and accompanying Warrants and the aggregate number of Shares and accompanying Warrants with respect to which such default occurs is more than one-tenth of the aggregate number of Shares and accompanying Warrants to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Shares and accompanying Warrants are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated (i) by Oppenheimer pursuant to Section 9(ii), or (ii) by any of the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12.           Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)            The Company acknowledges that in connection with the offering of the Shares and accompanying Warrants: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

13.           Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14.            Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

15.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004, Attention: Equity Capital Markets, with a copy to Oppenheimer & Co. Inc., 85 Broad Street, New York, New York 10004 Attention: General Counsel; and if to the Company shall be delivered, mailed or sent to Plug Power Inc., 968 Albany Shaker Road, Latham, New York 12110 (Attn: [***]), with a copy to Goodwin Procter LLP, New York Times Building, 620 Eighth Ave, New York, NY 10018 (Attn: Audrey S. Leigh).

17.           Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, the following terms shall have the following meaning:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i)             a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

Very truly yours,

PLUG POWER INC.

By:	/s/ Paul B. Middleton
	Name:	Paul B. Middleton
	Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Underwriting Agreement (Company)]

Accepted as of the date hereof

Oppenheimer & Co. Inc.

Acting on behalf of itself and the several

Underwriters named in Schedule I hereto.

By: Oppenheimer & Co. Inc.

By:	/s/ Peter Bennett
	Name:	Peter Bennett
	Title:	Head of Equity Capital Markets

[Signature Page to Underwriting Agreement (Company)]

SCHEDULE I

Underwriter	Number of Shares to be Purchased	Number of Pre-Funded Warrants to Be Purchased	Number of Accompanying Warrants for the Shares and Pre-Funded Warrants Purchased
Oppenheimer & Co. Inc.	39,525,000	118,090,895	157,615,895
Roth Capital Partners, LLC	3,720,000	11,114,437	14,834,437
Craig-Hallum Capital Group LLC	1,627,500	4,862,566	6,490,066
H.C. Wainwright & Co. LLC	1,627,500	4,862,566	6,490,066
Total:	46,500,000	138,930,464	185,430,464

I-1

SCHEDULE II

Time of Sale Prospectus

-	Free writing prospectus filed by the Company under Rule 433(d) of the Securities Act on March 19, 2025.

-	Pricing Information Conveyed Orally by the Underwriters:

o	Number of Shares: 46,500,000

o	Number of Pre-Funded Warrants: 138,930,464

o	Number of Common Warrants: 185,430,464

o	The public offering price per share for one Share and one Common Warrant is $1.51 per share.

o	The public offering price per share for one Pre-funded Warrant and one Common Warrant is $1.509 per Pre-funded Warrant.

o	Pre-funded Warrant exercise price: $0.001 per share.

o	Common Warrant exercise price: $2.00 per share.

o	Underwriting discount for each Share and Common Warrant: $0.0641750

o	Underwriting discount for each Pre-Funded Warrant and Common Warrant: $0.0641325

II-1

EXHIBIT A

FORM OF LOCK-UP LETTER

March      , 2025

Oppenheimer & Co. Inc.

c/o Oppenheimer & Co. Inc.

85 Broad Street

New York, New York 10004

Re:	Plug Power Inc.

Ladies and Gentlemen:

The undersigned understands that you, as representative of the several Underwriters (as defined below), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Plug Power Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Offering”) by the several Underwriters (the “Underwriters”), of shares (the “Shares”) of (i) common stock, par value $0.01 per share, of the Company (the “Common Stock”), (ii) warrants to purchase 185,430,464 shares of Common Stock of the Company at an exercise price of $2.00 per share (the (“Common Warrants,”) and (iii) pre-funded warrants to purchase 138,930,464 shares of Common Stock at an exercise price of $0.001 per share (the “Pre-funded Warrants” and, together with the Common Warrants, the “Warrants”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 45 days after the date of the prospectus (the “Restricted Period”) relating to the Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)            transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions;

(b)            transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift;

(c)            distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members, owners or shareholders of the undersigned;

(d)            transfers or other dispositions by will, other testamentary document or intestate succession upon the death of the undersigned, or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that any filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise the nature of the transfer or disposition;

(e)            the receipt by the undersigned from the Company of shares of Common Stock upon the grant or exercise of options, warrants, Common Stock (restricted or unrestricted), restricted stock units, restricted shares of common stock or other equity awards pursuant to any employee benefit plans or arrangements described in the Prospectus, provided that any shares of Common Stock received pursuant to this clause (e), other than shares of Common Stock received pursuant to the Company’s executive compensation program, shall be subject to the restrictions on transferability contained in this agreement, provided further that any filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period in connection with such transaction shall indicate by footnote disclosure or otherwise (i) the nature of the transaction and (ii) that any shares of Common Stock received pursuant to this clause (e) are subject to the restrictions on transferability contained in this agreement;

(f)            dispositions or transfers of shares of Common Stock by the undersigned solely (i) in connection with the “net” or “cashless” exercise of options or other rights to acquire shares of Common Stock granted pursuant to an equity incentive plan, employee compensation plan or other arrangement described in the Prospectus, or (ii) in satisfaction of tax withholding obligations in connection with any such exercise or the vesting of restricted stock, provided that any shares of Common Stock received upon any such exercise or vesting contemplated by this clause (f) shall be subject to the restrictions on transferability contained in this agreement, provided further that any filing under Section 16(a) of the Exchange Act required to be made during the Restricted Period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise (i) the nature of the transfer or disposition and (ii) any shares of Common Stock received upon any such exercise or vesting contemplated by this clause (f) are subject to the restrictions on transferability contained in this agreement;

(g)            transfers of shares of Common Stock or any security convertible into Common Stock to the undersigned’s affiliates or to any investment fund or other entity controlled by the undersigned;

(h)            transfer of shares of Common Stock or any security convertible into Common Stock to any immediate family member of the undersigned or a trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned. For purposes of this clause (h), “immediate family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin;

(i)             the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock; provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or

(j)             sales, transfers or other dispositions pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock that has been entered into by the undersigned prior to the date hereof of which Oppenheimer & Co. Inc. has received notice, provided that any filing made under Section 16(a) of the Exchange Act includes a footnote that expressly states that the sale was made pursuant to an existing 10b5-1 Plan.

provided that in the case of any transfer or distribution pursuant to clauses (b), (c), (d), (g) or (h), each donee, transferee, heir, beneficiary or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, provided further that in the case of any transfer or distribution pursuant to clauses (b), (c), (g), or (h), no filing under Section 16(a) of the Exchange Act by the undersigned, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period.

In addition, the undersigned agrees that, without the prior written consent of Oppenheimer & Co. Inc. on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This letter shall automatically terminate upon the earliest to occur, if any, of (a) the date the Company advises Oppenheimer & Co. Inc., in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b) the date of the termination of the Underwriting Agreement (without regard to any provisions thereof that survive termination) if prior to the sale of any Shares pursuant to the Underwriting Agreement, or (c) March 31, 2025 if, and only if, the Underwriting Agreement has not been executed by such date.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Shares and the undersigned has consulted his or her own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By:
Name:
Title:

Exhibit B

Form of Common Warrant

Exhibit C

Form of Pre-Funded Warrant